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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 29, 2001



                          Allied Waste Industries, Inc.

               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-19285                              88-0228636

(Commission File Number)          (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                    85260
(Address of principal executive offices)         (Zip Code)

        Registrant's telephone number, including area code (480) 627-2700


                                 Not Applicable

          (Former name or former address, if changed since last report)

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ITEM 9. Regulation FD Disclosure

Allied Waste Industries, Inc. ("Allied") today announced that Allied Waste North America, Inc. ("AWNA"), its direct, wholly-owned subsidiary, successfully completed its offering of $750 million of 8.50% senior notes due 2008 in a private placement under Rule 144A of the Securities Act of 1933. These notes have been rated BB-, Ba3 and BB- by Standard & Poor's, Moody's and Fitch, respectively. The $750 million offering was increased from the Company's initial $500 million proposal.

AWNA used the proceeds from the sale of these notes to ratably repay portions of tranches A, B and C of the term loans under its senior secured credit facility.

Coincident with this offering and in view of the weakened economy, the Company also obtained modifications to its senior secured credit facility which include increased flexibility under its leverage (Total Debt / EBITDA) and interest coverage (EBITDA / Total Interest) covenants. The following are the amended covenants:

            Period                                      Minimum Ratio
            ------                                      -------------

EBITDA / Total Interest:
------------------------
   December 31, 2001 through December 30, 2003          2.00 to 1.00
   December 31, 2003 through December  30, 2004         2.25 to 1.00
   December 31, 2004 through September 30, 2005         2.50 to 1.00
   October 1, 2005 through March 30, 2006               2.75 to 1.00
   March 31, 2006 and thereafter                        3.00 to 1.00

            Period                                      Maximum Ratio
            ------                                      -------------

Total Debt / EBITDA:
--------------------
  December 31, 2001 through March 30, 2003             5.75 to 1.00
  March 31, 2003 through December 30, 2003             5.50 to 1.00
  December 31, 2003 through June 29, 2004              5.25 to 1.00
  June 30, 2004 through December 30, 2004              5.00 to 1.00
  December 31, 2004 through September 30, 2005         4.50 to 1.00
  October 1, 2005 through March 30, 2006               4.25 to 1.00
  March 31, 2006 and thereafter                        3.50 to 1.00

The offer of these notes was made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements of the Securities Act.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of September 30, 2001, the Company operated 329 collection companies, 150 transfer stations, 167 active landfills and 65 recycling facilities in 39 states.



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Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are forward-looking statements.

Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Examples of such risks and uncertainties include, without limitation, Allied's ability to achieve better customer service through a reorganization of its regional management, the ability of Allied to continue its vertical integration business strategy in a successful manner, the ability of Allied to successfully pursue and continue a disciplined market development program, the ability of Allied to successfully integrate acquired operations, whether and when recently completed transactions will be accretive to Allied's earnings, the effects of commodity price fluctuations of materials processed by Allied, the effects of an economic downturn, the potential, in this economic environment, for increased customer turnover and Allied's ability to price for economics.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2000. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.

                             By: /s/ THOMAS W. RYAN

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                                 Thomas W. Ryan
              Executive Vice President and Chief Financial Officer






Date: November 29, 2001

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